Exhibit 99.2
                                    AGREEMENT




         THIS AGREEMENT, dated as of April 25, 2002, is made between Albert L. Prillaman ("Prillaman") and Stanley Furniture Company, Inc., a Delaware corporation (the "Company").

         WHEREAS, on April 19, 2000, Prillaman borrowed $2,584,982.70 from the Company in connection with an exercise of Company stock options that were held by Prillaman (the "Loan"). As security for the Loan, Prillaman pledged to the Company 330,420 shares of Company stock (the "Pledged Shares"). As of the date of this Agreement, the Loan remains outstanding, secured by the Pledged Shares.

         In consideration of the mutual agreements herein contained, the parties to this Agreement agree as follows:

1. The Company hereby agrees to release its security interest on 100,000 of the Pledged Shares (the "Released Shares") subject to the terms of this Agreement. The date on which the Company releases its security interest on the Released Shares will be known as the "Release Date" and, unless otherwise agreed by the parties, the Release Date shall be the date of this Agreement.

2. At any time within 120 days following the Release Date, Prillaman may sell any or all of the Released Shares.

3. If Prillaman sells all of the Released Shares pursuant to paragraph 2, Prillaman agrees that he will repay the entire amount of the Loan then outstanding (including repayment pursuant to paragraph 4). At such time as the Loan has been paid in full, the Company will release its security interest on the remaining Pledged Shares.

4. Prillaman will have the right, within 120 days following the Release Date, to surrender all or a portion of the Pledged Shares to the Company in partial or complete payment of the Loan. The price of the Pledged Shares for purposes of payment on the Loan will be the lesser of (a) the closing price of the Company's common stock on Nasdaq on the trading day immediately preceding the day that Prillaman surrenders the Pledged Shares to the Company (the "Surrender Date") or (b) the average of the closing prices of the Company's common stock on Nasdaq on the twenty (20) trading days immediately preceding the Surrender Date.

5. (a) If Prillaman sells none of the Released Shares pursuant to paragraph 2, Prillaman agrees that he will re-pledge to the Company the Released Shares as security for the Loan, effective as of the end of the 120-day period following the Release Date.

              (b) If Prillaman sells some, but not all, of the Released Shares pursuant to paragraph 2, Prillaman agrees that he will take such action as is necessary to ensure that, no later than 150 days after the Release Date, the Loan is secured by property of Prillaman that is valued at no less than one hundred and twenty-five percent (125%) of the amount of the Loan that remains outstanding. In order to comply with this paragraph 5, Prillaman may select among one or more of the following alternatives: (a) surrender to the Company to be held as Pledged Shares all or part of the Released Shares that were not sold, (b) make payments to reduce the outstanding amount of the Loan (including as provided in paragraph 4), or (c) provide property other than the Released Shares as security for the Loan, which property must be acceptable to the Company.

6. Except as specifically provided in this Agreement, the Loan and all related documents shall continue in full force and effect. Except for the Loan and all related documents, this Agreement contains the entire agreement of the parties in this matter and may be changed only by an agreement in writing signed by both parties hereto.

7. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

8. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns, and Prillaman, his heirs, beneficiaries, and legal representatives.

         IN WITNESS WHEREOF, Prillaman and the Company have executed this Agreement as of the day and year above written.


                         Stanley Furniture Company, Inc.

                         By: /s/Douglas I. Payne
                             -------------------
                         Name:   Douglas I. Payne
                         Title:  Executive Vice President


                         By: /s/Albert L. Prillaman
                             -----------------------
                         Name:  Albert L. Prillaman